UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 25, 2021

NURIX THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39398	27-0838048
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1700 Owens Street, Suite 205 San Francisco, California		94158
(Address of Principal Executive Offices)		(Zip Code)

(415) 660-5320

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	NRIX	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 25, 2021, the board of directors (the “Board”) of Nurix Therapeutics, Inc. (the “Company”), following a recommendation from the Nominating and Corporate Governance Committee of the Board (the “Governance Committee”), appointed each of Judith A. Reinsdorf and Paul M. Silva to serve as a director of the Company, effective October 1, 2021 (the “Effective Date”). Ms. Reinsdorf was also appointed as a member of the Governance Committee and will serve as a Class II director whose term will expire at the Company’s 2022 annual meeting of the stockholders. Further, Mr. Silva was also appointed as a member of the Audit Committee of the Board (the “Audit Committee”) and will serve as a Class III director whose term will expire at the Company’s 2023 annual meeting of stockholders.

Each of Ms. Reinsdorf’s and Mr. Silva’s compensation will be as provided under the Company’s non-employee director compensation program (the “Non-Employee Director Compensation Program”). In connection with their elections as non-employee directors of the Board and consistent with the Non-Employee Director Compensation Program, each of Ms. Reinsdorf and Mr. Silva will receive a pro rata portion of the $35,000 annual retainer for service as a director for the remaining portion of the Company’s fiscal year ending November 30, 2021 and a pro rata portion of the $4,000 annual retainer for service as a member of the Governance Committee for the remaining portion of the fiscal year ending November 30, 2021 (in the case of Ms. Reinsdorf) or a pro rata portion of the $7,500 annual retainer for service as a member of the Audit Committee for the remaining portion of the fiscal year ending November 30, 2021 (in the case of Mr. Silva). In addition, consistent with the Non-Employee Director Compensation Program, the Board granted to each of Ms. Reinsdorf and Mr. Silva, effective as of the Effective Date (the “Grant Date”), a stock option to purchase 35,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at an exercise price equal to the closing sale price of the Common Stock on the Grant Date, as reported by the Nasdaq Global Market, which will vest monthly over three years, subject to continued service as a director on the Board (the “Initial Award”). Each of Ms. Reinsdorf and Mr. Silva will also receive the customary annual equity compensation paid to non-employee directors on the date of each annual meeting of stockholders, which as currently constituted under the Non-Employee Director Compensation Program shall consist of a stock option to purchase 17,500 shares of Common Stock, vesting on the earlier of the date of the next annual meeting of stockholders or one year from the date of grant, subject to continued service as a director on the Board through such date (each such award, an “Annual Award”). The Initial Award and each Annual Award will accelerate in full upon the consummation of a Corporate Transaction (as defined in The Company’s 2020 Equity Incentive Plan).

The Company has entered into its standard form of indemnification agreement with each of Ms. Reinsdorf and Mr. Silva. The form of the indemnification agreement was previously filed by the Company as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on July 2, 2020 (File No. 333-239651) and incorporated by reference herein.

There are no arrangements or understandings between either of Ms. Reinsdorf or Mr. Silva and any other persons pursuant to which Ms. Reinsdorf and Mr. Silva were each separately selected as a member of the Board. There are also no family relationships between either of Ms. Reinsdorf or Mr. Silva and any director or executive officer of the Company, nor does either of Ms. Reinsdorf or Mr. Silva have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

A copy of the press release announcing Ms. Reinsdorf’s and Mr. Silva’s appointment to the Board is furnished hereto as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit is furnished with this Form 8-K:

Exhibit No.	Exhibit Title or Description

99.1	Press Release dated September 30, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NURIX THERAPEUTICS, INC.

Date: September 30, 2021	By:	/s/ Arthur T. Sands
Arthur T. Sands, M.D., Ph.D.
President and Chief Executive Officer